Exhibit 10.8

BUSINESS LOAN AGREEMENT

DATED JUNE 6, 2011

BETWEEN

MDS ENERGY DEVELOPMENT, LLC

AND

GATEWAY BANK OF PENNSYLVANIA

BUSINESS LOAN AGREEMENT	Gateway Bank of Pennsylvania
3402 Washington Road
McMurray, Pennsylvania 15317-2907
(724)969-1010

LOAN NUMBER	AGREEMENT DATE	AGREEMENT /ACCOUNT NUMBER
0000401-0001	June 6, 2011	0000401-0001

BORROWER INFORMATION

MDS Energy Development, LLC 409 Butler Road, Suite A Kittanning, PA 16201	Type of Business Entity: Limited Liability Company State of Organization/Formation: Pennsylvania

HYPOTHECATOR INFORMATION

David E. Snyder P O Box 1022 Kittanning, PA 16201	Type of Entity: Individual State of Residence: Pennsylvania

Sandra J. Snyder P O Box 1022 Kittanning, PA 16201	Type of Entity: Individual State of Residence: Pennsylvania

AGREEMENT. This Business loan Agreement will be referred to in this document as the “Agreement.” This Agreement is made by Gateway Bank of Pennsylvania (Lender). MDS Energy Development, LLC (Borrower). David E. Snyder and Sandra J. Snyder (Hypothecator). The consideration is the promises, representations, and warranties made in this Agreement and the Related Documents.

DEFINITIONS. These definitions are used in this Agreement.

“Collateral” means the Property that all Obligors pledge, mortgage, or give Lender a security interest in, regardless of where the Property is located and regardless of when it was or will be acquired, together with all replacements, substitutions, proceeds, and products of the Property.

“Events of Default” means any of the events described in the “Events of Default” section of this Agreement.

“Financial Statements” means the balance sheets, earnings statements and other financial information that Obligors have, are, or will be giving to lender.

“Indebtedness” means the Loan and all other loans and indebtedness of Borrower to Lender, including but not limited to Lender’s payments of insurance or taxes, all amounts Lender pays to protect its interest in the Collateral, overdrafts in deposit accounts with Lender, and all other indebtedness, obligations, and liabilities of Borrower to Lender, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

“Loan” means the loan or loans Lender makes to Borrower under the note or notes dated the same date as this Agreement that Borrower gives to Lender and all amendments, extensions, renewals, and refinancing.

“Obligor” means any person having any obligation to Lender, whether for the payment of money or otherwise, under this Agreement or under the Related Documents, including but not limited to Guarantor and any other guarantors of the indebtedness.

“Parties” means all Borrowers, Guarantors, and Non-Borrower Debtors signing this Agreement.

“Party” means any Borrower, Guarantor, and Non-Borrower Debtor signing this Agreement.

“Property” means the Parties’ assets, regardless of what kind of assets they are.

“Related Documents” means all documents, promissory notes, security agreements, leases, mortgages, construction loan agreements, assignments of leases and rents, guaranties, pledges, and all other documents or agreements executed in connection with this Agreement. The term includes both documents existing at the time of execution of this Agreement and documents executed after the date of this Agreement.

IDENTIFICATION OF INDEBTEDNESS. The following loan and any amendments, extensions, renewals or refinancing (the “Loans”) thereof is subject to this Agreement:

•	Loan number 0000401-0001 with a principal amount of $1,000,000.00

BORROWER’S REPRESENTATIONS AND WARRANTIES. Obligors represent and warrant to Lender the accuracy of the description of the nature of Borrower’s business shown above, and the statements made in this section. The representations and warranties will continue and remain in effect until all of the Indebtedness is fully paid to Lender and Obligors’ obligations are fully performed.

Borrower’s Existence and Authority. Borrower is duly formed and in good standing under all laws governing Borrower and Borrower’s business, and the person or persons executing this Agreement have the power and authority to execute this Agreement and the Related Documents and to bind Borrower to the obligation created in this Agreement and the Related Documents.

Financial Information and Filing. All Financial Statements provided to Lender have been prepared and will continue to be prepared in accordance with generally accepted accounting principles, consistently applied, and fully and fairly present the financial condition of Obligors, and there has been no material adverse change in Obligors’ business, Property, or condition, either financial or otherwise, since the date of Obligors’ latest Financial Statements. Obligors have filed all federal, state, and local tax returns and other reports and filings required by law to be filed before the date of this Agreement and have paid all taxes, assessments, and other charges that are due and payable prior to the date of this Agreement. Obligors have made reasonable provision for these types of payments that are accrued but not yet payable. Borrower does not know of any deficiency or additional assessment not disclosed in Borrower’s books and records.

Title and Encumbrances. Obligors have good title to all of Obligors’ assets. All encumbrances on any part of the Property were disclosed to Lender in writing.

Compliance with General Law. Borrower is in compliance with and will conduct its business and use its assets in compliance with all laws, regulations, ordinances, directives, and orders of any level of governmental authority that has jurisdiction over Borrower. Borrower’s business, or Borrower’s assets.

Environmental Compliance. Obligors are in compliance with all applicable laws and rules of federal, state, and local authorities affecting the environment, as all have been or are amended.

No Litigation/No Misrepresentations. There are no existing or pending suits or proceedings before any court, government agency, arbitration panel, administrative tribunal, or other body, or threatened against Borrower that may result in any material adverse change in Borrower’s business, property, or financial condition, and all representations and warranties in this Agreement and the Loan Documents are true and correct and no material fact has been omitted.

COVENANTS. On the date of this Agreement and continuing until the Indebtedness is repaid and Borrower’s obligations are fully performed. Borrower covenants as follows.

Notices of Claims and Litigation/Notice of Adverse Events. Borrower will promptly notify Lender in writing of all threatened and actual litigation, governmental proceeding, default, and every other occurrence that may have a material adverse effect on Borrower’s business, financial condition, or the Property.

Insurance. Borrower will maintain adequate fire and extended risk insurance coverage, business interruption, workers’ compensation, commercial general liability, and other insurance required by law or as may be required by Lender. All insurance policies will be in amounts, upon terms, and in a form acceptable to Lender. All policies must be carried with insurers acceptable to Lender. Borrower will provide evidence satisfactory to Lender of all insurance and that the policies are in full force and effect and all insurance on the Collateral will name Lender as a mortgagee and loss payee, will include a lender’s loss payable endorsement, and will require ten days advance written notice to Lender of any cancellation of coverage. If the Borrower fails to maintain required insurance, the absence of the required insurance will be an Event of Default. If this happens, Lender may buy the insurance, but will have no obligation to buy it. These amounts paid by Lender will be added to the Indebtedness or will be payable on demand, at Lender’s option.

Confirmatory Documents and Actions. Borrower agrees that on Lender’s request. Borrower will do any act or execute any additional documents that are or may be required to make the terms of the Loan conform to the conditions contained in Lender’s commitment to Borrower. Within five days of Lender’s request, Borrower will furnish an estoppel certificate in a form Lender approves.

Payment of Taxes. Borrower will pay all taxes, levies, and assessments required by all local, state, and federal agencies. Borrower will make these payments when the amounts are due but before any penalty for late payment is imposed. Borrower’s failure to promptly pay any tax, levy or assessment due will be an Event of Default unless Borrower is diligently disputing the amount and Borrower has established a reserve account for the payment of the taxes if Borrower does not prevail in the dispute.

Business Existence and Operations. Borrower will keep Borrower’s existence in its current organizational form in full force and effect unless Lender gives prior written consent to Borrower’s proposed change. Borrower will not sell or merge Borrower’s business or any part of Borrower’s business without the Lender’s prior written consent. Borrower will continue its business as currently conducted. Borrower will not change its name, its identification number, or its place of organization without Lender’s prior written consent. Borrower will keep its books and records at the address in this Agreement. Borrower will promptly notify Lender in writing of any planned change in Borrower’s principal place of business.

Environmental Compliance. Borrower will comply with all laws affecting the environment. Borrower will notify Lender within ten days after Borrower receives a summons, notice, citation, letter, or any other type of notice from any federal, state, or local authority, or any other person that claims Borrower is in violation of any law affecting the environment. Obligors indemnify and hold Lender harmless from all violations of any environmental laws. This indemnity includes all costs and expenses incurred by Lender, including reasonable attorney’s fees, that are related to a violation of any environmental laws, even if the Indebtedness has been paid at the time any proceeding, claim, or action is started against Lender. Lender may itself or through Borrower arrange for an environmental audit prepared by a qualified environmental engineering firm acceptable to Lender to confirm the continued accuracy of Borrower’s environmental representations and warranties. Borrower will pay for the environmental audit.

Use of Proceeds. Borrower will use the loan proceeds in its business.

Pay Limitations. Borrower will not draw, permit, or pay anyone more than is reasonable for services provided to Borrower.

No Borrowings. Guarantees, or Loans. Borrower will not incur debt, borrow money, or guaranty any loan or other obligation. Borrower will not lend any money or sell any of Borrower’s accounts receivable without Lender’s prior written permission.

No Encumbrances or Transfer of Assets. Borrower will not mortgage, assign. hypothecate. or encumber any of the Property except to Lender without Lender’s prior written permission. Borrower will not sell, transfer, or assign any of the Property without Lender’s prior written permission. Borrower will not merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of Borrower’s Property or Borrower’s business.

No Dividends, Distributions and Redemptions. Borrower will not pay or declare any dividend, or make any other distribution on account of any shares of any class of its stock or other ownership interest, or redeem, purchase, or otherwise acquire directly or indirectly, any shares of any class of its capital stock or other ownership interest.

No Loans or Investments. Borrower will not make any loans or advances to, or investments in, other persons. corporations or entities.

Other Information. From the date hereof until the Indebtedness is fully repaid and all of Obligors’ obligations are fully performed and satisfied, the Parties cited below agree, unless otherwise consented to in writing by the Lender, they will submit the following:

MDS Energy Development, LLC - Unaudited Tax Returns within 120 days after the end of each calendar year in form acceptable to Lender.

MDS Energy Development, LLC - Unaudited Annual Financial Statements within 120 days after he end of each calendar year in form acceptable to Lender.

EVENTS OF DEFAULT. The occurrence of any following events will be an Event of Default.

Noncompliance with Lender Agreements. Default by Borrower or Hypothecator under any provision of this Agreement, the Related Documents, or any other agreement with lender.

False Statements. If an Obligor made or makes a false or misleading misrepresentation in the Related Documents, in any supporting material submitted to Lender or to third parties providing reports to Lender, or in Financial Statements given or to be given to Lender.

Material Adverse Change. Any material adverse change in the Borrower’s business, financial condition, or the Property has occurred or is imminent: if the full performance of the obligations of any Obligor is materially impaired: or if the Collateral and its value or Lender’s rights with respect thereto are materially impaired in any way. The existence or reasonable likelihood of litigation, governmental proceeding, default, or other event that may materially and adversely affect an Obligor’s business, financial condition, or the Property.

Insolvency or Liquidation. An Obligor voluntarily suspends transaction of its business or does not generally pay debts as they mature. If an Obligor has or will make a general assignment for the benefit of creditors or will file, or have filed against it, any petition under federal bankruptcy law or under any other state or federal law providing for the relief of debtors if the resulting proceeding is not discharged within thirty days after filing. If receiver, trustee, or custodian is or will he appointed for an Obligor.

Default on Unrelated Debt. If Borrower or Hypothecator materially defaults under a provision of an agreement with a third party or if the indebtedness under such an agreement is accelerated.

Judgments or Attachments. If there is entered against an Obligor a judgment that materially affects the Borrower’s business, financial condition, or the Property, or if a tax lien, levy, writ of attachment, garnishment, execution, or similar item is or will be issued against the Collateral or which materially affects Borrower’s business, financial condition, or the Property, and which remains unpaid, unstayed on appeal. undischarged, unbonded, or undismissed for thirty days after it was issued.

Collateral Impairment. Lender has a good-faith belief that Lender’s rights in the Collateral are or will soon be impaired or that the Collateral itself is or soon will be impaired.

Termination of Existence or Change in Control. If Borrower or Borrower’s business is sold or merged or if Borrower or Borrower’s business suspends business or ceases to exist.

Insecurity. If Lender has a good-faith belief that any Party is unable or will soon he unable to perform that Party’s duties under this Agreement or under the Related Documents.

Death. The death of an individual who is an Obligor, a partner in a partnership that is an Obligor, a member in a limited liability company that is an Obligor, an officer of a corporation that is an Obligor, or an individual of similar position in any other type of business organization that is an Obligor.

REMEDIES ON DEFAULT.

Remedies, No Waiver. The remedies provided for in this Agreement, the Related Documents, and by law are cumulative and not exclusive. Lender reserves the right to exercise some. all, or none of its rights and reserves the right to exercise any right at any time that Lender has the right, without regard to how much time has passed since the right arose. Lender may exercise its rights in its sole, absolute discretion.

Acceleration, Setoff. Upon an Event of Default the Loan and the Indebtedness may, at Lender’s sole option, be declared immediately due and payable. Lender may apply Obligors’ bank accounts and any other property held by Lender against the Indebtedness.

CROSS-DEFAULT AND CROSS COLLATERALIZATION. The default of any Party under this Agreement, the Related Documents, or under any other obligation to Lender is a default under this Agreement. The Collateral secures all obligations of the Parties to Lender.

ATTORNEYS’ FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Agreement. Borrower agrees to pay all costs of the Lender in connection therewith, including reasonable attorneys’ fees, to the extent permitted by law.

EXPENSES. Obligors agree to pay all of Lender’s reasonable expenses incidental to perfecting Lender’s security interests and liens, all insurance premiums. Uniform Commercial Code search fees, and all reasonable fees incurred by Lender for audits, inspection, and copying of the Obligors’ books and records. Obligors also agree to pay all reasonable costs and expenses of Lender in connection with the enforcement of Lender’s rights and remedies under this Agreement, the Related Documents, and any other agreement between one or more Obligors and Lender, and in connection with the preparation of all amendments, modifications, and waivers of consent with respect to this Agreement, including reasonable attorneys’ fees.

GOVERNING LAW/PARTIAL ILLEGALITY. This Agreement and the Related Documents are and will be governed by, and the rights of the Parties will be determined by the laws of the state of Pennsylvania except to the extent that federal law controls. If any part, term, or provision of this Agreement is determined to be illegal or in conflict with state or federal law, the validity of the remaining portion or provisions of this Agreement will not be affected, unless the stricken portion or provision adversely affects Lender’s risk of realizing Lender’s anticipated return, in which case Lender may. in its sole discretion, deem the Loan matured.

NOTICES. All notices required under this Agreement must be in writing and will be considered given: (i) on the day of personal delivery, or (ii) one business day after deposit with a nationally recognized overnight courier service, or (iii) three business days after deposit with the United States Postal Service sent certified mail, return receipt requested. Any of these methods may be used to give notice. All notices must be sent to the party or parties entitled to notice at the addresses first set forth in this Agreement. Any Party may change its address for notice purposes on five days prior written notice to the other Parties.

INTEGRATION AND AMENDMENT. This Agreement and other written agreements among the Parties, including but not limited to the Related Documents, are the entire agreement of the Parties and will be interpreted as a group, one with the others. None of the Parties will be bound by anything not expressed in writing, and this Agreement cannot be modified except by a writing executed by those Parties burdened by the modification.

FURTHER ACTION. Obligors will, upon request of Lender, make, execute, acknowledge, and deliver to Lender the modified and additional instruments, documents, and agreements, and will take the further action that is reasonably required, to carry out the intent and purpose of this transaction.

CONTINUING EFFECT. Unless superseded by a later Business loan Agreement, this Agreement will continue in full force and effect until all of the Obligors’ obligations to Lender are fully satisfied and the Loan and Indebtedness are fully repaid.

HEADINGS. All headings in this Agreement are included for reference only and do not have any effect on the interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed by the Parties using an number of copies of the Agreement. All executed copies taken together will be treated as a single Agreement.

TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

TRANSFERS. Borrower may not assign or transfer its rights or obligations under this Agreement without Lender’s prior written consent. Lender may transfer its interest in Lender’s sole discretion. Borrower waives all rights of offset and counterclaim Borrower has against Lender. The purchaser of a participation in the loan may enforce its interest regardless of any claims or defenses Borrower has against Lender.

JURISDICTION. Obligors agree to waive any objection to jurisdiction or venue on the ground that Obligors are not residents of Lender’s locality. Obligors authorize any action brought to enforce Obligors’ obligations to be instituted and prosecuted in any state court having jurisdiction or in the United States District Court for the District that includes Lender’s location as set forth at the beginning of this Agreement. Obligors authorize Lender to elect the court at Lender’s sole discretion.

WAIVER OF JURY TRIAL. All parties to this Agreement hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement or the related transactions.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

By signing this Agreement, Borrower acknowledges reading, understanding and agreeing to all its provisions and receipt of a copy hereof.

MDS Energy Development, LLC

By: MDS Associated Companies, Inc., Member

/s/ Michael D. Snyder	6/6/11
By: Michael D. Snyder Its: President	Date

AGREEMENT OF HYPOTHECATOR

Hypothecator (i) acknowledges reading and understanding this Agreement; (ii) consents to the provisions of this Agreement relating to Borrower; (iii) agrees to those portions of this Agreement that apply to Hypothecator; (iv) acknowledges that this Agreement has been freely executed without duress and after an opportunity to consult with counsel; and (v) confirms that Hypothecator received a copy of this Agreement, the Hypothecation Agreement, and the other documents Hypothecator requested.

/s/ David E. Snyder		/s/ Sandra J. Snyder
David E. Snyder Individually	Date	Sandra J. Snyder Individually	Date

LENDER: Gateway Bank of Pennsylvania

By: Its:	Date

COMMERCIAL LINE OF CREDIT AGREEMENT AND NOTE	Gateway Bank of Pennsylvania 3402 Washington Road McMurray, Pennsylvania 15317-2907 (724)969-1010

LOAN NUMBER	AGREEMENT DATE	LOAN TERM	LINE OF CREDIT LIMIT	DRAW EXPIRATION DATE	MATURITY DATE
0000401-0001	June 6, 2011	12 months	$1,000,000.00	June 5, 2012	June 5, 2012
LOAN PURPOSE: Working Capital

BORROWER INFORMATION

MDS Energy Development, LLC

409 Butler Road, Suite A

Kittanning, PA 16201

LINE OF CREDIT AGREEMENT AND NOTE. This Commercial Line of Credit Agreement and Note will be referred to in this document as the “Agreement.”

LENDER. “Lender” means Gateway Bank of Pennsylvania whose address is 3402 Washington Road, McMurray, Pennsylvania 15317-2907, its successors and assigns.

BORROWER. “Borrower” means each person or legal entity who signs this Agreement.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before the Maturity Date, the Borrower promises to pay the principal amount of One Million and 00/100 Dollars ($1,000,000.00) or such lesser amount as shall have been advanced by Lender, from time to time, to or on behalf of Borrower under the terms of this Agreement, and all interest and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

PAYMENTS SCHEDULE. This Agreement will be paid according to the following required payment schedule: Beginning on July 5, 2011, monthly payments of accrued and unpaid interest. The unpaid principal balance of this Note, together with all accrued interest and charges owing in connection therewith, shall be due and payable on the Maturity Date. All payments received by the Lender from the Borrower for application to the Line of Credit may be applied to the Borrower’s obligations under the Line of Credit in such order as determined by the Lender.

INTEREST RATE AND SCHEDULED PAYMENT CHANGES. The initial variable interest rate on this Agreement will be 2.750% per annum. This interest rate may change on June 7, 2011, and every day thereafter. Each date on which the interest rate may change is called the “Change Date.” Beginning with the first Change Date. Lender will calculate the new interest rate based on Wall Street Journal Prime in effect on the Change Date (the “Index”) minus 0.500 percentage points (the “Margin”). If the Index is not available at that time. Lender will choose a new Index which is based on comparable information. The Index is used solely to establish a base from which the actual rate of interest payable under this Agreement will be calculated, and is not a reference to any actual rate of interest charged by any lender to any particular borrower. The interest rate will never be greater than 18.000% or less than 2.750%.

Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances. Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law. such interest shall be automatically applied to amounts owed, in Lender’s sole discretion, or as otherwise allowed by applicable law. A change in the interest rates may result in a change in your payment amount. Interest on this Agreement is calculated on a 365/360 day basis. The unpaid balance of this loan after Maturity, whether by acceleration or otherwise, shall be subject to a post-maturity rate of interest equal to the same fixed or variable rate basis in effect before maturity.

LATE PAYMENT CHARGE. If any required payment is more than 10 days late, then at Lender’s option, Lender will assess a late payment charge of $100.00 or 5% of the amount of the regularly scheduled payment then past due, whichever is greater.

LINE OF CREDIT TERMS. At any time prior to the Maturity Date, the Borrower and Lender agree that the Borrower may request an advance under this Agreement up to a maximum amount equal to the Line of Credit Limit if before and after the request:

•	The outstanding borrowings under this Agreement are not in excess of the Line of Credit Limit.

•	An Event of Default does not exist

•	The Lender is not precluded by law from making the advance.

Advances.

•	Advances under this Agreement may be requested orally or in writing by the Borrower or by an authorized person.

•	All advances must be in amounts of at least $100.00.

•	The total of all advances requested and unpaid principal cannot exceed One Million and 00/100 Dollars ($l,000,000,00).

•

All advances made will be charged to a loan account in Borrower’s name on Lender’s books, and the Lender shall debit such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower.

Suspension and Termination. Advances under this Agreement will be available until the earlier to occur of (a) June 5, 2012, (b) the date the Line of Credit is cancelled by Borrower, or (c) the date the Line of Credit is cancelled by the Lender due to an occurrence of an Event of Default (collectively, the “Draw Expiration Date”). From and after the Draw Expiration Date, no further advances will be made available to Borrower. The date this Line of Credit expires is on the earlier to occur of (a) June 5, 2012, (b) the date the Line of Credit is cancelled by Borrower, or (c) the date the Line of Credit is cancelled by the Lender due to an occurrence of an Event of Default (collectively, the “Maturity Date”).

Loan Type Conversion. Provided no default or event of default shall have occurred, the Borrower may, at its option, apply for conversion of this Agreement into a Term loan 30 days prior to the Maturity Date. However, the Lender shall have no obligation to approve the Borrower’s application.

SECURITY TO NOTE. Security (the “Collateral”) for this Agreement is granted pursuant to the following security document(s):

•	Security Agreement dated June 6, 2011 evidencing security interest in One year certificate of deposit, Gateway Bank of Pennsylvania # 1595 with a hold amount of $l,000,000.00.

RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set-off any amount due and payable under this Agreement whether matured or unmatured, against any amount owing by Borrower to Lender including any or all of Borrower’s accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set-off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant.

DISHONORED ITEM FEE. If Borrower makes a payment on the loan with a check or preauthorized charge which is later dishonored, a fee in the amount of $30.00 will be charged.

RELATED DOCUMENTS. The words “Related Documents” mean all promissory notes, security agreements, mortgages. deeds of trust, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements subordination agreements, assignments and any other documents or agreements executed in connection with this Agreement whether now or hereafter existing. The Related Documents are hereby made a part of this Agreement by reference thereto with the same force and effect as if fully set forth herein.

DEFAULT. Upon the occurrence of any one of the following events (each, an “Event of Default” or “default” or “event of default”). Lender’s obligations, if any, to make any advances will, at Lender’s option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Agreement immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Agreement or any other agreement: (a) Borrower’s failure to make any payment on time or in the amount due: (b) any default by Borrower under the terms of this Agreement or any other Related Documents executed in connection with this Agreement: (c) any default by Borrower under the terms of any Related Documents in favor of Lender: (d) the death, dissolution, or termination of existence of Borrower or any guarantor: (e) Borrower is not paying Borrower’s debts as such debts become due: (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver: (g) any default under the terms of any other indebtedness of Borrower to any other creditor: (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower’s property or any judgment is entered against Borrower or any guarantor: (i) any part of Borrower’s business is sold to or merged with any other business, individual, or entity: (j) any representation or warranty made by Borrower to Lender in any of the Related Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given: (k) if any guarantor, or any other party to any Related Documents in favor of Lender entered into or delivered in connection with this Agreement terminates, attempts to terminate or defaults under any such Related Documents: (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the Financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default. Lender may pursue any remedy available under any Related Document, at law or in equity.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

JOINT AND SEVERAL LIABILITY. If permitted by law, each Borrower executing this Agreement is jointly and severally bound.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Agreement without invalidating the remainder of either the affected provision or this Agreement.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Agreement shall be binding on all heirs, executors, administrators, assigns and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Agreement or any of its rights and powers under this Agreement without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Agreement or any benefit accruing to it hereunder without the express written consent of the Lender.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Agreement is governed by the laws of the state of Pennsylvania except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Agreement are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

ATTORNEYS’ FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Agreement. Borrower agrees to pay all costs of the Lender in connection therewith, including reasonable attorneys’ fees, to the extent permitted by law.

ADDITIONAL PROVISIONS. The Borrower shall pay an annual fee of $250.00 due at closing and at each renewal.

WAIVER OF JURY TRIAL. All parties to this Agreement hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement or the related transactions.

WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. Borrower irrevocably authorizes and empowers the prothonotary, any attorney or any clerk of any court of record, upon default, to appear for and confess judgment against Borrower for such sums as are due and/or may become due under this Agreement including costs of suit, without stay of execution, and for attorneys’ fees and costs as set forth in this Agreement and knowingly, voluntarily and intentionally waives any and all rights Borrower may have to notice and hearing under the state and federal laws prior to entry of a judgment. To the extent permitted by law, Borrower releases all errors in such proceedings. If a copy of this Agreement, verified by or on behalf of the holder shall have been filed in such action, it shall not be necessary to file the original Agreement as a warrant of attorney. The authority and power to appear for and confess judgment against Borrower shall not be exhausted by the initial exercise thereof and may be exercised as often as the holder shall find it necessary and desirable and this Agreement shall be a sufficient warrant for such authority and power.

By signing this Agreement, Borrower acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

MDS Energy Development, LLC

By:	MDS Associated Companies, Inc., Member

/s/ Michael D. Snyder		6/6/11
By:	Michael D. Snyder	Date
Its:	President

LENDER: Gateway Bank of Pennsylvania

By:	Date
Its:

COLLATERAL DEPOSIT RECEIPT	Gateway Bank of Pennsylvania 3402 Washington Road McMurray, Pennsylvania 15317-2907 (724)969-1010

LOAN NUMBER	DATE
0000401-0001	June 6, 2011

BORROWER INFORMATION

MDS Energy Development, LLC

409 Butler Road, Suite A

Kittanning, PA 16201

COLLATERAL DEPOSITOR INFORMATION

David E. Snyder	Sandra J. Snyder
P O Box 1022 Kittanning, PA 16201	P O Box 1022 Kittanning, PA 16201

NOTICE TO COLLATERAL DEPOSITOR. This is a non-negotiable instrument. The collateral described below as well as any substitution(s) and/or addition(s) are subject to this receipt and the loan documents governing the obligation.

DEPOSIT ITEM	DESCRIPTION	CURRENT VALUE	MATURITY DATE	COUPONS DUE
Deposit Accounts	One year certificate of deposit, Gateway Bank of Pennsylvania # 1595 with a hold amount of $1,000,000.00	$2,158,098.43	January 3, 2012

By signing this Collateral Deposit Receipt on the date written below, Collateral Depositor acknowledges reviewing and understanding it, and receiving a completed copy.

/s/ David F. Snyder		/s/ Sandra J. Snyder
David F. Snyder	Date	Sandra J. Snyder	Date
Individually		Individually

By signing this Collateral Deposit Receipt on the date written below, Borrower acknowledges reviewing and understanding it, and receiving a completed Copy.

MDS Energy Development, LLC

By:	MDS Associated Companies, Inc., Member

/s/ Michael D. Snyder		6/6/11
By:	Michael D. Snyder	Date
Its:	President

By signing this Receipt, Gateway Bank or Pennsylvania acknowledges receiving the collateral deposit on the date written below.

RECEIVED BY:

Gateway Bank of Pennsylvania

By:	Date
Its:

ERROR AND OMISSIONS COMPLIANCE AGREEMENT	Gateway Bank of Pennsylvania 3402 Washington Road McMurray, Pennsylvania 15317-2907 (724)969-1010

LOAN NUMBER	DATE
0000401-0001	June 6, 2011

BORROWER INFORMATION

MDS Energy Development, LLC

409 Butler Road, Suite A

Kittanning, PA 16201

LENDER. “Lender” means Gateway Bank of Pennsylvania whose address is 3402 Washington Road, McMurray, Pennsylvania 15317-2907 its successors and assigns.

BORROWER. “Borrower” means each person or legal entity who signs this Agreement.

In consideration of all loans and other financial accommodations from Lender to Borrower, the undersigned hereby agree that if requested by Lender or Closing Agent for Lender to fully cooperate and adjust for clerical errors, any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of Lender to enable Lender to sell, convey, seek guaranty or market said loan to any entity, including but not limited to an investor, Federal National Mortgage Association, Federal Home Loan mortgage Corporation, Government National Mortgage Association, Federal Housing Authority or the Department of Veterans Affairs, or any Municipal Bonding Authority.

The undersigned agree to comply with all above noted requests by Lender within 30 days from date of mailing of said requests. The undersigned agree to assume all costs including, by way of illustration and not limitation, actual expenses, legal fees, and marketing losses for failing to comply with correction requests in the above noted time period.

The undersigned do hereby so agree and covenant in order to assure that this loan documentation executed this date will conform and be acceptable in the marketplace in the instance of transfer, sale, or conveyance by Lender of its interest in and to said loan documentation, and to assure marketable title in the said Borrower.

By signing this Error and Omissions Compliance Agreement, each Borrower acknowledges reading, understanding, and agreeing to all its provisions.

MDS Energy Development, LLC

By:	MDS Associated Companies, Inc., Member

/s/ Michael D. Snyder		6/6/11
By:	Michael D. Snyder	Date
Its:	President

STATE OF                    PENNSYLVANIA            )

                                                                                   )

COUNTY OF                WASHINGTON              )

Subscribed and sworn (affirmed) to me, a Notary Public in and for the county and state aforesaid, by said affiant(s) who is/are personally known to me, and he/she/they duly acknowledged to me the execution of the foregoing instrument.

My commission expires: 4/14/2012
Stephany L Schlafman
Notary Public residing at 3402 Washington Road, McMurray, PA 15317.	Notary Public Washington County, PA Acting in the County of Washington, PA

(Official Seal)

MDS Energy Development

Unlawful Internet Gambling Enforcement Act Certification Form

In accordance with the requirements of the Unlawful Internet Gambling Enforcement Act of 2006 and Regulation GG, this notification is to inform you that restricted transactions are prohibited from being processed through your account relationship with our institution. Restricted transactions are transactions in which a person accepts credits, funds, instruments, or other proceeds from another person in connection with unlawful Internet gambling.

By signing below, I certify that this business does not engage in Internet gambling. I will notify Gateway Bank in the event of any change in circumstance.

/s/ Michael D. Snyder	6/6/11
Authorized Signer	Date